UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2007
CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On July 11, 2007, the Board of Directors (the “Board”) approved amendments to Section 2 of Article II of the CSX Bylaws (the “Bylaws”) for purposes of implementing a majority vote standard in uncontested director elections in place of the current plurality vote standard. Consequently, in uncontested director elections, a director nominee will be elected only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. In contested elections, the plurality vote standard continues to apply.
     The foregoing amendments to the CSX Bylaws were effective upon approval by the Board on July 11, 2007. A copy of the amended Bylaws is attached as Exhibit 3.2.
     In connection with the amendments to the Bylaws, the Board also approved conforming amendments to the CSX Corporate Governance Guidelines (“Guidelines”) requiring an incumbent director who is not reelected to promptly tender his or her resignation following certification of the shareholder vote. Under the Guidelines, the Board, acting on the recommendation of the Governance Committee, must determine, within 90 days after the certification of the shareholder vote, whether to accept the resignation. A copy of the amended Guidelines is available on CSX’s website at www.csx.com.*
     A copy of the press release announcing the amendments to the Company’s Bylaws and Guidelines is attached as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits required to be filed by Item 601 of Regulation S-K.

Exhibit No.	Description

3.2	Bylaws of CSX Corporation.
99.1	Press Release dated July 12, 2007.
* Internet addresses are provided for informational purposes only and are not intended to be hyperlinks.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION
By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore
Vice President and Controller (Principal Accounting Officer)

Date: July 12, 2007

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